                                                                     EXHIBIT 4.8


                   AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

         This AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "Agreement") is made as of July 20, 1999, by and between NATIONSRENT, INC., a Delaware corporation (the "Parent") and NRGP, INC., a Delaware corporation (together with the Parent, the "Pledgors") and BANKBOSTON, N.A., a national banking association, as administrative agent (hereinafter, in such capacity, the "Administrative Agent") for itself and the other lending institutions (collectively, the "Lenders") which are or may become parties to a Fourth Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 20, 1999 (as amended and in effect from time to time, the "Credit Agreement"), among the Parent and its Restricted Subsidiaries party thereto (collectively with the Parent, the "Borrowers"), the Lenders, the Administrative Agent and Bankers Trust Company, as syndication agent for the Lenders (the "Syndication Agent").

         WHEREAS, certain of the Borrowers and the Administrative Agent were parties to the several Stock Pledge Agreements (as defined in the Prior Credit Agreement) (as amended to date, the "Prior Pledge Agreements"), pursuant to which the Borrowers named therein pledged and granted security interests in favor of the Administrative Agent for the benefit of the Lenders to secure the payment and performance of such Borrowers' obligations under the Prior Credit Agreement; and

         WHEREAS, the Pledgors are the direct or indirect legal and beneficial owners of all of the issued and outstanding shares of each class of the capital stock of each of the corporations described on ANNEX A hereto (the "Pledgees"); and

         WHEREAS, it is a condition precedent to the Lenders' making any Loans or otherwise extending credit to the Borrowers under the Credit Agreement that the Pledgors execute and deliver to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a pledge agreement in substantially the form hereof; and

         WHEREAS, the Pledgors each wish to grant pledges and security interests in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as herein provided;

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PLEDGE OF STOCK, ETC.

                  1.1. PLEDGE OF STOCK. Each Pledgor hereby reaffirms and pledges, assigns, grants a security interest in, and delivers to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, all of the shares of capital stock of the Pledgees of every class, as more fully described on ANNEX A hereto, to be held by the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, subject to the terms and conditions hereinafter set forth. The certificates for such shares, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Pledgors, have been delivered to the Administrative Agent.

                  1.2. ADDITIONAL STOCK. In case either of the Pledgors shall acquire any additional shares of the capital stock of any Restricted Subsidiary or corporation which is the successor of any Restricted Subsidiary, or any securities exchangeable for or convertible into shares of such capital stock of any class of any Restricted Subsidiary or such successor, by purchase, stock dividend, stock split or otherwise, then such Pledgor shall forthwith deliver to and pledge such shares or other securities to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, under this Agreement and shall deliver to the Administrative Agent forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by such Pledgor in blank. Each Pledgor agrees that the Administrative Agent may from time to time attach as ANNEX A hereto an updated list of the shares of capital stock or securities at the time pledged to the Administrative Agent hereunder.

                  1.3. PLEDGE OF CASH COLLATERAL ACCOUNT. Each Pledgor also hereby pledges, assigns, grants a security interest in, and delivers to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.

         2. DEFINITIONS. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement. Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the New York Uniform Commercial Code have such defined meanings herein, unless the context otherwise indicated or requires, and the following terms shall have the following meanings:

         CASH COLLATERAL. See ss.4.

         CASH COLLATERAL ACCOUNT. See ss.4.

         STOCK. Includes the shares of stock described in ANNEX A attached hereto and any additional shares of stock at the time pledged to the Administrative Agent hereunder.



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         STOCK COLLATERAL. The property at any time pledged to the
Administrative Agent hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation that included in the Cash Collateral, but excluding from the definition of "Stock Collateral" any income, increases or proceeds received by the Pledgors to the extent expressly permitted by ss.6.

         TIME DEPOSITS. See ss.4.

         3. SECURITY FOR OBLIGATIONS. This Agreement and the security interest in and pledge of the Stock Collateral hereunder are made with and granted to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as security for the payment and performance in full of all the Obligations.

         4. LIQUIDATION, RECAPITALIZATION, ETC.

                  4.1. DISTRIBUTIONS PAID TO ADMINISTRATIVE AGENT. Any sums or other property paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in ss.6, be paid over and delivered to the Administrative Agent to be held by the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock, the property so distributed shall be delivered to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to be held by the Administrative Agent as security for the Obligations. Except to the limited extent provided in ss.6, all sums of money and property paid or distributed in respect of the Stock, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Pledgors shall, until paid or delivered to the Administrative Agent, be held in trust for the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as security for the payment and performance in full of all of the Obligations.

                  4.2. CASH COLLATERAL ACCOUNT. All sums of money that are delivered to the Administrative Agent pursuant to this ss.4 shall be deposited into an interest bearing account with the Administrative Agent (the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Administrative Agent (such certificates of deposit or other time






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         deposits being hereinafter referred to, collectively, as "Time
         Deposits"), that are satisfactory to the Administrative Agent after consultation with the appropriate Pledgor, PROVIDED, that, in each such case, arrangements satisfactory to the Administrative Agent are made and are in place to perfect and to insure the first priority of the Administrative Agent's security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

                  4.3. PLEDGORS' RIGHTS TO CASH COLLATERAL, ETC. Except as otherwise expressly provided in ss.15, the Pledgors shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Administrative Agent to part with the Administrative Agent's possession of any instruments or other writings evidencing any Time Deposits.

         5. WARRANTY OF TITLE; AUTHORITY. Each of the Pledgors hereby represents and warrants that: (i) such Pledgor has good and marketable title to, and is the sole record and beneficial owner of, the Stock described in ss.1, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement,
(ii) all of the Stock described in ss.1 is validly issued, fully paid and non-assessable, (iii) such Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Stock Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Stock Collateral hereunder have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation or any provision of such Pledgor's charter documents or by-laws or of any judgment, decree or order of any tribunal or of any agreement or instrument to which such Pledgor is a party or by which it or any of its property is bound or affected or constitute a default thereunder, and
(iv) the information set forth in ANNEX A hereto relating to the Stock is true, correct and complete in all respects. Each Pledgor covenants that it will defend the rights of the Lenders and the Administrative Agent and security interest of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, in such Stock against the claims and demands of all other persons whomsoever. Each Pledgor further covenants that it will have the like title to and right to pledge and grant a security interest in the Stock Collateral hereafter pledged or in which a security interest is granted to the Administrative Agent hereunder and will likewise defend the rights, pledge





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and security interest thereof and therein of the Lenders and the Administrative
Agent.

         6. DIVIDENDS, VOTING, ETC., PRIOR TO MATURITY. So long as no Default or Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to receive all cash dividends paid in respect of the Stock solely to the extent permitted by ss.8.6 of the Credit Agreement, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock; PROVIDED, HOWEVER, that no vote shall be cast or consent, waiver or ratification given by the Pledgors if the effect thereof would in the reasonable judgment of the Administrative Agent impair any of the Stock Collateral or be inconsistent with or result in any violation of any of the provisions of the Credit Agreement, the Notes or any of the other Loan Documents. All such rights of the Pledgors to receive cash dividends shall cease in case a Default or an Event of Default shall have occurred and be continuing. All such rights of the Pledgors to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Administrative Agent's option, as evidenced by the Administrative Agent's notifying the applicable Pledgor of such election, cease in case a Default or an Event of Default shall have occurred and be continuing.

         7. REMEDIES.

                  7.1. IN GENERAL. If a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the New York Uniform Commercial Code, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Administrative Agent deems expedient:

                           (a) if the Administrative Agent so elects and gives
                  notice of such election to the applicable Pledgor, the Administrative Agent may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Administrative Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Administrative Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution, to do so);

                           (b) the Administrative Agent may demand, sue for,
                  collect or make any compromise or settlement the





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                  Administrative Agent deems suitable in respect of any Stock
                  Collateral;

                           (c) the Administrative Agent may sell, resell, assign
                  and deliver, or otherwise dispose of any or all of the Stock Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Administrative Agent thinks expedient, all without demand for performance by the applicable Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

                           (d) the Administrative Agent may cause all or any
                  part of the Stock held by it to be transferred into its name or the name of its nominee or nominees; and

                           (e) the Administrative Agent may set off against the
                  Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Administrative Agent.

                  7.2. SALE OF STOCK COLLATERAL. In the event of any disposition of the Stock Collateral as provided in clause (c) of ss.7.1, the Administrative Agent shall give to the applicable Pledgor at least ten
         (10) Business Days prior written notice of the time and place of any public sale of the Stock Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Pledgor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. The Administrative Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgors, to the fullest extent permitted by law). The Administrative Agent may buy any part or all of the Stock Collateral at any public sale and if any part or all of the Stock Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Administrative Agent may buy at private sale and may make payments thereof by any means. The Administrative Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Administrative Agent in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations.



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                  7.3. PRIVATE SALES. Each Pledgor recognizes that the
         Administrative Agent may be unable to effect a public sale of the Stock by reason of certain prohibitions contained in the Securities Act, federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Administrative Agent agrees that any sale of the Stock shall be made in a commercially reasonable manner, and each Pledgor agrees to use its best efforts to cause the issuer or issuers of the Stock contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at such Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Administrative Agent, advisable to exempt such Stock from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

                  7.4. PLEDGORS' AGREEMENTS, ETC. Each Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Stock pursuant to this ss.7 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or "Blue Sky"
         laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the applicable Pledgor's expense. Each Pledgor further agrees that a breach of any of the covenants contained in this ss.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this ss.7 shall be specifically enforceable against the Pledgors by the Administrative Agent and




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         each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

         8. MARSHALLING. Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security for (including but not limited to this Agreement and the Stock Collateral), or other assurances of payment of, any or all of the Obligations, or to resort to such collateral security or other assurances of payment in any particular order. All of the Administrative Agent's rights hereunder and of the Lenders and the Administrative Agent in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Administrative Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may each Pledgor hereby irrevocably waives the benefits of all such laws.

         9. PLEDGORS' OBLIGATIONS NOT AFFECTED. The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (i) any exercise or nonexercise, or any waiver, by the Administrative Agent or any Lender of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (ii) any amendment to or modification of the Credit Agreement, the Notes, the other Loan Documents or any of the Obligations; (iii) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the Security Documents; or (iv) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the applicable Pledgor shall have notice or knowledge of any of the foregoing.

         10. TRANSFER, ETC., BY PLEDGORS. Without the prior written consent of the Administrative Agent, none of the Pledgors will sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Stock Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement.

         11. FURTHER ASSURANCES. Each Pledgor will do all such acts, and will furnish to the Administrative Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Administrative Agent may reasonably




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request from time to time in order to give full effect to this Agreement and to secure the rights of the Lenders and the Administrative Agent hereunder, all without any cost or expense to the Administrative Agent or any Lender. If the Administrative Agent so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Administrative Agent as a financing statement in any recording office in any jurisdiction.

         12. ADMINISTRATIVE AGENT'S EXONERATION. Under no circumstances shall the Administrative Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Stock Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (i) to exercise reasonable care in the physical custody of the Stock Collateral and (ii) after a Default or an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Administrative Agent nor any Lender shall be required to take any action of any kind to collect, preserve or protect its or the Pledgors' rights in the Stock Collateral or against other parties thereto. The Administrative Agent's prior recourse to any part or all of the Stock Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

         13. NO WAIVER, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the Administrative Agent, with the consent of the Majority Lenders, and the Pledgors. No act, failure or delay by the Administrative Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Administrative Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. Each Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Stock Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Credit Agreement).

         14. NOTICE, ETC. All notices, requests and other communications hereunder shall be made in the manner set forth in ss.20 of the Credit Agreement.

         15. TERMINATION. Upon final payment and performance in full of the Obligations, this Agreement shall terminate and the Administrative Agent shall, at the Pledgors' request and expense, return such Stock Collateral in the possession or control of the Administrative Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Administrative Agent hereunder.



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         16. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the
Pledgors hereunder shall be a debt secured by the Stock Collateral and shall bear, whether before or after judgment, interest at the rate of the default interest rate set forth in the Credit Agreement.

         17. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each Pledgor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Pledgors by mail at the address specified in ss.20 of the Credit Agreement. Each Pledgor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         18. WAIVER OF JURY TRIAL. EACH PLEDGOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Pledgor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Pledgor (i) certifies that neither the Administrative Agent or any Lender nor any representative, agent or attorney of the Administrative Agent or any Lender has represented, expressly or otherwise, that the Administrative Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this ss.18.

         19. MISCELLANEOUS.

                  (a) The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto. This Agreement and all rights and obligations hereunder shall be binding upon each Pledgor and its respective successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed




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

         and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Pledgor acknowledges receipt of a copy of this Agreement.

                  (b) To the extent this Agreement is inconsistent with or conflicts with the Credit Agreement, the Credit Agreement shall control.





































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




         IN WITNESS WHEREOF, intending to be legally bound, the Pledgors and the Administrative Agent have caused this Agreement to be executed as of the date first above written.

                                      NATIONSRENT, INC.
                                      NRGP, INC.


                                      By:    /s/ Thomas C. Richardson
                                            -----------------------------------
                                            Name:  Thomas C. Richardson
                                            Title: Vice President

                                      BANKBOSTON, N.A., as Administrative Agent


                                      By:    /s/ Timothy M. Laurion
                                            -----------------------------------
                                            Name:  Timothy M. Laurion
                                            Title: Director

         The undersigned Pledgees hereby join in the above Agreement for the sole purpose of consenting to and being bound by the provisions of ss.ss.4.1, 6 and 7 thereof, each of the undersigned hereby agreeing to cooperate fully and in good faith with the Administrative Agent and the Pledgors in carrying out such provisions.

                                    NATIONSRENT TRANSPORTATION
                                      SERVICES, INC.
                                    NR DELAWARE, INC.
                                    NATIONSRENT USA, INC.
                                    NATIONSRENT WEST, INC.
                                    LOGAN EQUIPMENT CORP.


                                    By: /s/ Thomas C. Richardson
                                       ----------------------------------------
                                            Name:  Thomas C. Richardson
                                            Title: Vice President

                           ANNEX A TO PLEDGE AGREEMENT

         None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this ANNEX A.

------------------------ ------------------ -------------- ---------------- -------------- -------------------- -----------------
                                                              Number of       Number of         Number of            Par or
                              Record          Class of       Authorized        Issued          Outstanding        Liquidation
        Issuer                 Owner           Shares          Shares          Shares            Shares              Value
------------------------ ------------------ -------------- ---------------- -------------- -------------------- -----------------
NR Delaware,             NRGP, Inc.
Inc.                                           Common           1,000            100               100                $.01
------------------------ ------------------ -------------- ---------------- -------------- -------------------- -----------------
NationsRent              NationsRent,
Transportation            Inc.                 Common           1,000            100               100                $.01
Services, Inc.

------------------------ ------------------ -------------- ---------------- -------------- -------------------- -----------------
NationsRent              NationsRent,
USA, Inc.                Inc.                  Common           1,000            100               100                $.01
------------------------ ------------------ -------------- ---------------- -------------- -------------------- -----------------
NRGP, Inc.               NationsRent,
                         Inc.                  Common           1,000            100               100                $.01
------------------------ ------------------ -------------- ---------------- -------------- -------------------- -----------------
NationsRent              NationsRent,
West, Inc.               Inc.                  Common           1,000            100               100                $.01
------------------------ ------------------ -------------- ---------------- -------------- -------------------- -----------------
Logan                    NationsRent,
Equipment Corp.          Inc.                  Common           1,000            100               100                $.01
------------------------ ------------------ -------------- ---------------- -------------- -------------------- -----------------